Exhibit 10.1

EQUIPMENT PURCHASE AGREEMENT

THIS EQUIPMENT PURCHASE AGREEMENT (this “Agreement”) is made as of July 17, 2015 (the “Effective Date”), between Z TRIM  HOLDINGS, INC, an Illinois corporation (“Seller”), with its office at 1011 Campus Drive, Mundelein,  Illinois 60060, and FORDHAM CAPITAL PARTNERS, LLC, a Delaware limited liability company (“Buyer”), with its office at 910 Skokie Boulevard, Suite 200, Northbrook, Illinois 60062.

RECITALS

A.           Seller holds title to all of the items of equipment identified on Schedule 1 attached hereto and incorporated herein by reference (the “Equipment”);

B.            Buyer desires to purchase from Seller and Seller desires to sell to Buyer all of the Equipment, on the following terms and conditions; and

C.            Buyer desires to then lease the Equipment to Buyer, and Seller desires to lease the Equipment from Buyer pursuant to a separate equipment lease agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions and agreements hereinafter expressed, Buyer and Seller agree as follows:

1.            Sale and Purchase.  On the terms and subject to the conditions of this Agreement, Seller hereby sells, conveys, assigns, and transfers to Buyer, and Buyer herby purchases, accepts, and assumes, for such consideration set forth in Section 3 below, (i) all of Seller’s right title and interest in, to and under the Equipment and (ii) all of Seller’s rights arising under any manufacturer’s warranties or guarantees related to any of the Equipment.

2.            Seller Deliveries. Concurrent with execution of this Agreement, Seller shall deliver to Buyer:

a.            Warranty Bill of Sale: An executed Warranty Bill of Sale with respect to the Equipment in the form attached hereto as Exhibit A and incorporated herein by reference.

b.            Information; Records  All material information and records maintained held by Seller with respect to the Equipment, including, without limitation, copies of all warranty and service agreements, all maintenance records and information with respect to payment of taxes related to the Equipment.

c.            Evidence of Authorization. (i) A copy of Seller’s Articles of Incorporation certified by the Illinois Secretary of State, and a copy of the Seller’s By-laws, as amended to date certified by the Seller, (ii) a certificate of good standing for Seller issued by the Illinois Secretary of State, and (iii) a certificate of secretary of the resolutions of the Seller’s board of directors authorizing the Seller to enter into this Agreement and to fully perform its obligations hereunder.

3.            Terms of Payment. Upon Buyer's sole determination that Seller has timely and fully performed all of its obligations hereunder and under any other documents executed by Seller and upon Buyer's receipt of all other items required to be provided to Buyer as set forth in Exhibit B (each in form and substance satisfactory to Buyer), including delivery of all of Seller’s deliveries set forth in Section 2 above (the "Sale Consummation"), Buyer shall pay to Seller the amount of $500,000.00 (the “Purchase Price”).

Seller must provide to Buyer, as a condition of the Sale Consummation, confirmation (in form and content acceptable to Buyer in Buyer’s sole and absolute discretion) that no taxes or other amounts are due and payable to the Illinois Department of Revenue, the Illinois Department of Employment Security or any other state or local department or division in connection with the sale of the Equipment.

4.            Location and Condition of Equipment. Seller represents and warrants to Buyer, and Buyer acknowledges, that as of the Effective Date, (i) the Equipment is located 1011 Campus Drive, Mundelein,  Illinois 60060, and (ii) all of the Equipment is in good working order with no known material defects, reasonable wear and tear excepted.

5.            Taxes. Seller represents and warrants to Buyer that all taxes due and owing with respect to the Equipment has been and shall be paid as of the Effective Date.

6.            Insurance.

a.            Seller represents and warrants to Buyer that (i) Seller has provided to Buyer all information related to any insurance maintained with respect to the Equipment and (ii) as of the Effective Date, all property insurance for the Equipment is in full force and effect, and that all premiums, fees, or payments of any kind have been and shall be paid.

b.            Seller hereby assigns to Buyer all if its rights and interest under any existing insurance policies relating to the Equipment, together with any payments it may receive arising from such insurance from and after the Effective Date.  JOHN?

c.            Seller further represents and warrants that it will transfer to Buyer, (i) on the Effective Date, all certificates and other documentation identifying the Seller as a lender’s loss payee or otherwise identifying any rights of Seller to receive payment under insurance policy covering the Equipment, and (ii) immediately upon receipt of any proceeds of any insurance policy covering the Equipment.  JOHN?

7.            Seller’s Representations and Warranties.  Seller hereby represents and warrants to Buyer that:

a.            Seller is a corporation duly organized, validly existing and in good standing under the laws of Illinois.

b.            Seller has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

c.            Seller has good and marketable title and is the sole and exclusive owner of all right, title and interest in and to all of the Equipment, free and clear of all Liens (as defined below), leases, options, covenants, conditions, agreements, claims, and other encumbrances of every kind, and there exists no restriction on the use or transfer of the Equipment.  None of the Equipment is in the possession of others or held on consignment by any person.

d.            No consent or permit from any third party is necessary to transfer the Equipment, and there exists no restriction on the transfer of the Equipment or the consummation of the transactions contemplated hereby.  There exists no condition, restriction or reservation affecting the title to or utility of the Equipment which would prevent Buyer from using or leasing the Equipment, or any part thereof, to the same extent that Seller could continue to do so if the transactions contemplated hereby did not take place.

e.            Seller has delivered to Buyer all material records relating to the Equipment, including without limitation all warranties, if any, maintenance records, production time records, spare parts records and copies of all warranty and service agreements.

f.            Seller is not subject to or bound by any contract, Lien (as defined below), or law, nor any provision of any government permit, franchise, or license or any provision of its articles of incorporation or by-laws, that would prevent the carrying out of the transactions contemplated hereby.  The consummation of the transactions contemplated hereby will not result in the creation of any Lien against Seller or upon any of the Equipment.  For the purposes of this Agreement, “Lien” shall mean any lien, security interest, mortgage, indenture, deed of trust, pledge, charge, adverse claim, restriction or other encumbrance.

g.            This Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller, in accordance with its terms.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary corporate action on the part of Seller.  Pursuant to such authorization, Seller has full corporate authority to enter into and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

h.            There are no liabilities of Seller related to the Equipment of any nature that will become the obligation of Buyer, whether absolute, contingent or otherwise, and there is no reasonable basis for any claim against Seller for any of Seller’s liabilities, that will become the responsibility of Buyer as a result of the transactions contemplated by this Agreement.

i.             This Section 7 shall survive the closing of the transactions contemplated herein and termination of this Agreement for any reason whatsoever, as the case may be.

8.        Buyer’s Representations and Warranties.  Buyer hereby represents and warrants to Seller that:

a.            Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.

b.            Buyer has the power to enter into this Agreement and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

c.            This Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer, in accordance with its terms.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary action on the part of Buyer.  Pursuant to such authorization, Buyer has full authority to enter into and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

d.            This Section 8 shall survive the closing of the transactions contemplated herein and termination of this Agreement for any reason whatsoever, as the case may be.

9.            Expenses.  The Seller shall pay all out-of-pocket expenses incurred by the Buyer, including the reasonable fees, charges and disbursements of counsel for Buyer, in connection with Buyer’s appraisal of the Equipment, due diligence, purchase of the Equipment, preparation of the purchase documents, any amendments, modifications or waivers of the provisions thereof, or the enforcement or protection of its rights under such purchase documents, and in connection with all lease documents.

10.         Further Assurances. Beginning on the Effective Date, Seller shall cooperate reasonably with each other in connection with any reasonable steps required to be taken as part of its obligations under this Agreement and shall (a) furnish upon request to Buyer such further information, (b) execute and deliver to each other such other documents (including without limitation, such instruments of conveyance and assignment as shall be effective to vest in Buyer full and complete right, title and interest in and to the Equipment free and clear of all Liens initiated by or related to the Seller, and do such other acts and things, all as may be reasonably necessary to make effective the transactions contemplated hereby.

11.         Indemnification. Seller shall release and hold Buyer and its affiliates and the managers, members, officers, employees, agents, consultants, attorneys, successors and assigns of each of them in their capacities as such (the “Buyer Indemnified Persons”), harmless and indemnify each of them from and against any and all claims, losses, damages, liabilities, expenses or costs (“Losses”), plus reasonable attorneys’ fees and expenses incurred in connection with Losses and/or enforcement of this Agreement (together with the Losses, “Indemnified Losses”) actually incurred by any of them to the extent resulting from or arising from: (i) the breach of any agreement, covenant, representation, warranty, or other obligation of Seller made or incurred under or pursuant to this Agreement or any document delivered pursuant hereto; and (ii) any liability, claim or obligation of Seller, including, without limitation, any liability, claim or obligation for, or arising out of events, circumstances or occurrences occurring, or the operations of Seller or the use of the Equipment by Seller, on or prior to the Effective Date; provided, however, that Seller shall not be liable for any Indemnified Losses arising as a result of the gross negligence or willful misconduct of any Buyer Indemnified Person.

12.         Notices.  Any notice, demand, consent, approval, direction, agreement or other communication (each, a “Notice”) required or permitted hereunder shall be in writing and shall be validly given (a) when received if personally delivered; (b) when transmitted if by facsimile, with proof of transmission, and provided that the notice is also sent by one of the other means provided herein within 24 hours; (c) one (1) business day after deposit with Federal Express or other reputable national overnight delivery service if sent by such means; or (d) two (2) business days after deposit in the U.S. mails if mailed by United States mail, certified or registered mail, return receipt requested, postage prepaid, addressed as follows to the person entitled to receive the same:

If to Seller:	If to Buyer:
Z Trim Holdings, LLC	Fordham Capital Partners, LLC
1011 Campus Drive	910 Skokie Boulevard, Suite 200
Mundelein, Illinois 60060	Northbrook, IL 60060
Facsimile:	Facsimile: 847.564.1855
Attn:	Attn: John Maselli, Chief Credit Officer

Either party shall have the right to change, from time to time, its address or addresses for the receipt of Notices by the giving of a Notice thereof as provided herein.

13.        Severability.  The invalidity or unenforceability of any provision of this Agreement will not affect its other provisions and this Agreement then will be construed in all respects as if the invalid or unenforceable provision had been omitted.

14.         Amendment; Waiver.  This Agreement cannot be altered, amended, modified, terminated, waived, released or discharged except in a writing signed by the party against whom enforcement is sought.  Any waiver by either party of a condition, obligation or right under this Agreement will only be binding if made in writing and signed by the party making such waiver and will not constitute a waiver of any other or future condition, obligation or right.

15.         Assignment. Seller may not assign this Agreement without the written consent of the Buyer. Buyer may freely assign this Agreement and any rights or remedies hereunder.

16.        Governing Law.  The parties agree that this Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the principles of conflict of laws thereof.

17.        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

SELLER:

Z TRIM HOLDINGS, LLC,
an Illinois corporation

By:	/S/ Anthony Saguto
Name:	Anthony Saguto
Title:	Chief Financial officer

BUYER:

FORDHAM CAPITAL PARTNERS, LLC,
a Delaware limited liability company

By:	/S/ John Maselli
Name:	John Maselli
Title:	Chief Credit Officer

Exhibit A

WARRANTY BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that Z TRIM  HOLDINGS, INC, an Illinois corporation, with its office at 1011 Campus Drive, Mundelein,  Illinois 60060 (the “Seller”), for and in consideration of the sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00), and other good and valuable consideration, receipt whereof is hereby acknowledged, does by these presents GRANT, BARGAIN AND SELL, CONVEY AND CONFIRM, to FORDHAM CAPITAL PARTNERS, LLC, a Delaware limited liability company, with its office at 910 Skokie Boulevard, Suite 200, Northbrook, Illinois 60062 (the “Buyer”), all of the items of equipment described in Exhibit A attached hereto and made a part hereof (collectively, the "Equipment").

This Warranty Bill of Sale (this “Bill of Sale”) is executed and delivered pursuant to the Equipment Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) by and between Seller and Buyer and is subject to, and with the benefit of, the respective representations, warranties, covenants, terms, conditions and other provisions of the Purchase Agreement.

Seller does hereby represent and warrant to Buyer that, (i) Seller is the sole legal and beneficial owner of all of the Equipment and has full right and good and marketable title thereto,  (ii) the Equipment is now free and clear of all liens, security interests, and encumbrances of every kind; (iii) Seller is hereby conveying to Buyer all of Seller's right, title and interest in the Equipment free and clear of all liens, security interests, and encumbrances of every kind, and Seller does hereby warrant to Buyer and agree to defend the same against the claims of all persons whomsoever, and (iv) Seller has the full right, power and authority to sell, assign, convey and set over unto Buyer the Equipment and to execute this  Bill of Sale.

THIS BILL OF SALE DOES NOT, NOR SHALL IT BE DEEMED TO, SUPERSEDE, SUPPLANT, EXTINGUISH, MERGE OR EXPAND ANY OF THE REPRESENTATIONS, WARRANTIES, INDEMNITIES OR LIMITATIONS CONTAINED IN THE PURCHASE AGREEMENT. In the event of any conflict between the provisions hereof and the provision of the Purchase Agreement, the provisions of the Purchase Agreement shall govern and control

Seller agrees to indemnify and defend Buyer and hold it harmless from and against any loss, damage or cost (including court costs and reasonable attorneys' fees) incurred by Buyer as a result of any breach or inaccuracy of Seller's covenants, representations or warranties contained herein.  Seller further agrees to execute and deliver to Buyer such further documents and instruments reasonably required by Buyer for the better assuring, conveying and confirming unto Buyer the Equipment.

This Bill of Sale shall be binding upon Seller, its successors and assigns, and shall inure to the benefit of Buyer, its successors and assigns.  This Bill of Sale shall in all respects be governed and construed in accordance with the laws of the State of Illinois (exclusive of conflicts of law principles).

IN WITNESS WHEREOF, the Seller has executed this Bill of Sale as of this 17th day of July, 2015.

Seller:

Z TRIM HOLDINGS, INC.
an Illinois corporation

By:

Name:

Title:

SCHEDULE I

DESCRIPTION OF PERSONAL PROPERTY

EXHIBIT B

LIST OF CLOSING DOCUMENTS REQUIRED BY BUYER

1.	Equipment Purchase Agreement.

2.	Seller's deliveries in Section 2 of Equipment Purchase Agreement.

3.	Warranty Bill of Sale.

4.	Equipment Lease Agreement.

5.	Equipment Acceptance Certificate.

6.	Corporate Resolutions of Seller with attached articles and bylaws.

7.	Update Searches of the public records as required by Buyer.

8.	Confirmation (in form and content acceptable to Buyer in Buyer’s sole and absolute discretion) that no taxes or other amounts are due and payable to the Illinois Department of Revenue, the Illinois Department of Employment Security or any other state or local department or division in connection with the sale of the Equipment.

9.	Amendment to Factoring Agreement.

10.	Closing Statement.

11.	Such other documents and items required by Buyer.